Exhibit 99.1

Date:	February 27, 2014
Contact:	Gary S. Olson, President & CEO
Corporate Office:	200 Palmer Street Stroudsburg, Pennsylvania 18360
Telephone:	(570) 421-0531

ESSA BANCORP, INC.

DECLARES QUARTERLY DIVIDEND &

ANNOUNCES AUTHORIZATION FOR SIXTH STOCK

REPURCHASE PROGRAM

Stroudsburg, Pennsylvania, February 27, 2014 — ESSA Bancorp, Inc. announced that the Board of Directors declared a dividend of seven cents ($0.07) per share to shareholders of record as of March 16, 2014, payable on March 30, 2014. This will be the twenty-fourth consecutive quarter ESSA Bancorp, Inc. has paid a dividend and an increase of $0.02 from our most recent dividend paid on December 30, 2013.

In addition, the Board of Directors of ESSA Bancorp, Inc. announced a sixth stock repurchase program of up to 5% of its outstanding shares of common stock. The Company will repurchase the shares from time to time in accordance with applicable federal securities laws. In February, 2014, the Company completed its fifth stock repurchase program.

ESSA Bancorp, Inc. became a public company in April 2007.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

####

2